SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): September 17, 2009
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.  Other Events.

    On September 17, 2009, Church & Dwight Co., Inc. (the “Company”), Abbott Laboratories (“Abbott”) and Surmodics, Inc. (“Surmodics”) entered into a settlement agreement with respect to all outstanding patent litigation between the parties relating to pregnancy diagnostic test kits.  The agreement provides that Abbott will pay $27 million to the Company within 30 days of the September 17, 2009 agreement.  The Company, Abbott and Surmodics also exchanged mutual releases with regard to all claims for past damages relating to patents asserted in the litigations, and both Abbott and Surmodics agreed not to sue the Company on any intellectual property relating to continued manufacture and sale of the products that were the subject of an infringement action by Abbott and Surmodics against the Company.  In addition, the Company, Abbott and Surmodics agreed jointly to move to dismiss the pending litigation within seven days of the payment to the Company.

    The Company will record the settlement payment, net of legal expenses, in its results of operations for the quarter ended September 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	September 24, 2009	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President, Finance and Chief Financial Officer